                                                                      Exhibit 16

                              LOOMIS SAYLES FUNDS

                            PERFORMANCE CALCULATION

        For the period from commencement of operations to June 30, 1996

                                                                                             U.S.
                          Core                                                     Global    Government   Municipal   Short-Term
               Growth     Value    Small Cap  Int'l Equity  Worldwide    Bond      Bond      Securities   Bond        Bond
               Fund       Fund     Value Fund Fund          Fund         Fund      Fund      Fund         Fund        Fund
Initial NAV    $10.00     $10.00   $10.00     $10.00        $10.00       $10.00    $10.00    $10.00       $10.00      $10.00

Initial
Shares         100.000    100.000  100.000    100.000       100.000      100.000   100.000   100.000      100.000     100.000

Shares from
Distributions  16.575     25.833   45.479     24.976        0.000        59.162    34.141    59.855       29.055      27.329

End of
Period NAV     17.13      15.61    17.76      12.58         10.12        12.17     12.04     9.98         11.10       9.63

Total Return   99.7%      96.4%    158.4%     57.2%         1.2%         93.7%     61.5%     59.5%        43.2%       22.6%

                              LOOMIS SAYLES FUNDS

                            PERFORMANCE CALCULATION

                     For the five years ended June 30, 1996

                                                                                U.S.
                          Core                                        Global    Government  Municipal   Short-Term
                Growth    Value    Small Cap  Int'l Equity  Bond      Bond      Securities  Bond        Bond
                Fund      Fund     Value Fund Fund          Fund      Fund      Fund        Fund        Fund
Initial NAV     $9.90     $9.95    $9.89      $9.46         $9.83     $9.56     $10.00      $10.00      $

Initial
Shares          101.010   100.503  101.112    105.708       101.729   104.603   100.000     100.000

Shares from
Distribution    16.702    25.952   45.985     26.401        60.134    35.682    59.855      29.055

End of
Period NAV      17.13     15.61    17.76      12.58         12.17     12.04     9.98        11.10       9.63

Total Return    101.6%    97.4%    161.2%     66.2%         97.0%     68.9%     59.5%       43.2%
                                                                                                        --------

                              LOOMIS SAYLES FUNDS

                            PERFORMANCE CALCULATION

                    For the three years ended June 30, 1996

                                                                                  U.S.
                          Core                                          Global    Government  Municipal   Short-Term
                Growth    Value    Small Cap  Int'l Equity  Bond        Bond      Securities  Bond        Bond
                Fund      Fund     Value Fund Fund          Fund        Fund      Fund        Fund        Fund
Initial NAV     $13.13    $12.05   $14.01     $10.77        $11.58      $10.70    $11.39      $11.47      $10.03

Initial
Shares          76.161    82.988   71.378     92.851        86.356      93.458    87.796      87.184      99.701

Shares from
Distribution    9.521     16.361   19.242     20.844        27.297      15.206    28.090      14.697      20.889

End of
Period NAV      17.13     15.61    17.76      12.58         12.17       12.04     9.98        11.10       9.63

Total Return    46.8%     55.1%    60.9%      43.0%         38.3%       30.8%     15.7%       13.1%       16.1%

                              LOOMIS SAYLES FUNDS

                            PERFORMANCE CALCULATION

                        For the year ended June 30, 1996

                                                                               U.S.
                          Core                                       Global    Government  Municipal   Short-Term
                Growth    Value    Small Cap  Int'l Equity  Bond     Bond      Securities  Bond        Bond
                Fund      Fund     Value Fund Fund          Fund     Fund      Fund        Fund        Fund
Initial NAV     $14.85    $14.23   $14.41     $12.80        $11.75   $10.44    $10.28      $11.03      $9.74

Initial
Shares          67.340    70.274   69.396     78.125        85.106   95.785    97.276      90.662      102.669

Shares from
Distribution    4.823     6.688    7.491      6.526         6.674    6.541     6.409       4.628       6.215

End of
Period NAV      17.13     15.61    17.76      12.58         12.17    12.04     9.98        11.10       9.65

Total Return    23.6%     20.1%    36.6%      6.5%          11.7%    23.2%     3.5%        5.8%        4.9%

                              LOOMIS SAYLES FUNDS
                               YIELD CALCULATION
                         (CALENDAR MONTH - END METHOD)
                     30-DAY BASE PERIOD ENDED JUNE 30, 1996


                         YIELD = 2[(a-b + 1)/6/ -1]
                                    ---
                                    cd

                                                            Global
                                            Bond             Bond      U.S. Government     Municipal       Short-Term
                                            Fund             Fund      Securities Fund     Bond Fund        Bond Fund
                                            ----             ----      ---------------     ---------        ---------
a = dividends and interest earned
during the month                       $ 2,333,193.90    $ 80,295.65     $  136,499.76     $ 37,502.10   $   104,772.48

b = expenses accrued during the
month                                  $   214,168.66    $ 13,953.89     $   17,838.78     $  6,425.17   $    15,058.79

c = average dividend shares
outstanding during the month           $26,745,063.635   $962,642.127    $2,226,853.648    $712,222.736  $1,915,697.655

d = net asset value price per share
on the last day of the month           $        12.10    $     11.98     $        9.87    $      11.03   $         9.60

FUND YIELD                                    7.98733%       7.00318%          6.56666%        4.79429%         5.92571%